UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549


                          FORM 8-K


                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):
                      December 20, 2006

                      JOHNSON & JOHNSON
   (Exact name of registrant as specified in its charter)

     New Jersey             1-3215        22-1024240
(State or Other Juris-   (Commission      IRS Employer
diction of Incorporation) File Number)  Identification No.)


One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
     (Address of Principal Executive Offices) (Zip Code)

     Registrant's telephone number, including area code:
                        732-524-0400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [   ]  Written communications pursuant to Rule 425
     under the Securities Act (17 CFR 230.425)

     [   ]  Soliciting material pursuant to Rule 14a-12
     under the Exchange Act (17 CFR 240.14a-12)

     [   ]  Pre-commencement communications pursuant to
     Rule  14d-2(b)  under  the Exchange  Act  (17  CFR
     240.14d-2(b))

     [   ]  Pre-commencement communications pursuant to
     Rule  13e-4(c)  under  the Exchange  Act  (17  CFR
     240.13e-4(c))

Item 8.01.  Other Items.

     On December 20, 2006, the Company announced the closing of its acquisition of Pfizer Consumer
Healthcare for $16.6 billion in cash. The transaction is projected to reduce the Company's 2006 earnings per share by $.02, which will be partially offset by a gain related to the Tax Relief and Health Care Act of 2006.
In addition, the Company will record in the fiscal fourth quarter of 2006 an estimated one-time after-tax in-process research and development charge of approximately $175 million to $250 million related to the acquisition.

                       SIGNATURES

      Pursuant  to  the requirements of the  Securities
Exchange  Act of 1934, the registrant has  duly  caused
this  report  to  be  signed  on  its  behalf  by   the
undersigned hereunto duly authorized.

                              JOHNSON & JOHNSON
                              (Registrant)



Date:  December 20, 2006      By: /s/ S. J. Cosgrove
                              S. J. Cosgrove
                              Controller
                              (Principal Accounting Officer)


                        EXHIBIT INDEX

Exhibit No.    Description

99.1           Press release dated December 20, 2006.